                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: April 10, 2000


                                  IJNT.NET, INC.
                           2030 Main Street, Suite 550
                            Irvine, California 92614


                           Commission File No. 0-24408
                      Incorporated in the State of Delaware
                      Federal Identification No. 33-0611753


                            Telephone: (949) 260-8100

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Board of Directors of the Company has approved by a unanimous written consent effective as of April 6, 2000, in lieu of a meeting, the engagement of BDO Seidman LLP as the Company's independent auditor effective April 3, 2000 for the fiscal year ending March 31, 2000 to replace the firm of Smith & Co., which was dismissed as auditor of the Company effective April 3, 2000.

The report of Smith & Co. on the Company's financial statements for the fiscal years ended March 31, 1999 and 1998 did not contain an adverse opinion or a disclaimer of the opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the Company's financial statements for the fiscal years ended March 31, 1999 and 1998 and in the subsequent interim period, there were no disagreements with Smith & Co. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope procedures which, if not resolved to the satisfaction of Smith & Co. would have caused Smith & Co. to make reference to these matters in their report. The Company has requested Smith & Co. to furnish the Company with a letter addressed to the Commission stating whether it agrees with the above statements.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            IJNT.NET, INC.

Date: April 10, 2000                        By /s/ JON H. MARPLE
                                               --------------------------------
                                               Jon H. Marple, Chairman and
                                               Chief Executive Officer


                                            BY /s/ RICHARD NELSON
                                               --------------------------------
                                               Richard Nelson, Chief
                                               Financial Officer
                                       3